FOR IMMEDIATE RELEASE
Corebridge Financial Announces Third Quarter 2025 Results

•Net income of $144 million, or $0.27 per share
•Adjusted after-tax operating income1 of $520 million and operating EPS1 of $0.96 per share
•Premiums and deposits1 of $12.3 billion, the highest in recent history
•Holding company liquidity of $1.8 billion, includes partial proceeds from the VA transaction
•Returned $509 million to shareholders, including $381 million of share repurchases, representing an 80% year-to-date payout ratio

HOUSTON – November 3, 2025 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the third quarter ended September 30, 2025.

Kevin Hogan, President and Chief Executive Officer, said, “Corebridge delivered another quarter of solid performance, with our diversified businesses generating $12.3 billion of sales. The VA reinsurance transaction has enhanced our position, and we are now a simpler company with a lower risk profile, higher quality of earnings, and greater growth potential.

“Since the IPO we have strengthened every element of our value proposition. We offer a broad range of retirement and protection solutions to our customers. Our businesses contribute three different sources of income which generate sustainable and growing cash flows, and help us perform through various market cycles.

“We have a strong balance sheet that provides us with significant financial flexibility to achieve our strategic objectives. The capital ratios of our insurance companies continue to exceed their targets. We have more than ample liquidity at the parent and have returned $1.4 billion to shareholders this year. We have a high-quality investment portfolio and minimal legacy liabilities. Our track record of disciplined execution speaks for itself, including the divestiture of our international operations, launch of our Bermuda strategy with a total of $18.0 billion of reserves ceded, and completion of one of the largest VA reinsurance transactions to date – all while operating for the first time as an independent company, and delivering on every target we set at the time of the IPO.

“I look forward to welcoming our next CEO knowing we have a strong foundation in place, with four market-leading businesses, a commitment to help people meet their financial needs, and a track record of value creation. Above all I remain excited about the future prospects for continued profitable growth.”

1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below

FOR IMMEDIATE RELEASE
Consolidated results
($ in millions, except per share data)

	Three Months Ended September 30,
	2025	2024
Net income (loss) attributable to common shareholders	$144	$(1,184)
Income (loss) per common share attributable to common shareholders	$0.27	$(2.02)
Weighted average shares outstanding - diluted	541	587
Adjusted after-tax operating income[1]	$520	$724
Operating EPS[1]	$0.96	$1.23
Weighted average shares outstanding - operating	541	588
Total common shares outstanding	532	574
Pre-tax income (loss)	$(42)	$(1,594)
Adjusted pre-tax operating income[1]	$654	$921
Core sources of income[2]	$1,528	$1,585
Base spread income[2]	$880	$887
Fee income[2]	$307	$287
Underwriting margin excluding variable investment income[2]	$341	$411
Premiums and deposits	$12,290	$9,160
Net investment income	$3,320	$3,296
Net investment income (APTOI basis)[1]	$2,980	$2,767
Base portfolio income - insurance operating businesses	$2,880	$2,664
Variable investment income - insurance operating businesses	$74	$112
Corporate and other[3]	$26	$(9)

Return on average equity	4.5%	(38.5%)
Adjusted return on average equity[1]	10.3%	13.1%

Net income was $144 million, compared to a loss of $1.2 billion in the prior year quarter. The variance largely was a result of lower realized losses on the Fortitude Re ("FRL") funds withheld embedded derivative as well as gains from changes in foreign exchange rates. The Company completed its annual actuarial assumption update during the quarter which decreased pre-tax income by $167 million in the current year compared to a $79 million decrease in prior year.

2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below
3 Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
Adjusted pre-tax operating income ("APTOI") was $654 million, a 29% decrease from the prior year quarter. Excluding variable investment income ("VII"), APTOI decreased 28% from the same period, largely due to the impact of the annual actuarial assumption update as well as favorable one-time notable items in the prior year quarter. The annual actuarial assumption update decreased APTOI by $98 million in the current year quarter compared to a $3 million decrease in the prior year quarter, primarily reflecting modeling refinements and life assumption updates. Additionally, across all segments we saw an increase in compensation-related expenses and a one-time medical accrual.

Core sources of income was $1.5 billion, a 4% decrease from the prior year quarter largely due to changes in underwriting margin due to the favorable one-time notable items in the prior year quarter, partially offset by higher fee income. Spread income was essentially flat year over year, even with the impact of the 2024 Federal Reserve interest rate cuts.

Premiums and deposits were $12.3 billion, a 34% increase over the prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits increased 10% from the same period primarily driven by higher fixed index annuity and RILA deposits.

Capital and liquidity highlights
•Life Fleet RBC ratio2 remained above target
•Holding company liquidity of $1.8 billion as of September 30, 2025
•Financial leverage ratio2 of 30.8%
•Returned $509 million to shareholders through $381 million of share repurchases and $128 million of dividends
•Declared quarterly dividend of $0.24 per share of common stock on November 3, 2025, payable on December 31, 2025, to shareholders of record at the close of business on December 17, 2025

FOR IMMEDIATE RELEASE
Business results
($ in millions)
Individual Retirement

	Three Months Ended September 30,
	2025	2024
Premiums and deposits	$5,522	$5,078
Total sources of income	$728	$755
Core sources of income	$716	$716
Spread income	$648	$684
Base spread income	$636	$645
Variable investment income	$12	$39
Fee income	$80	$71
Adjusted pre-tax operating income	$451	$547

•Premiums and deposits increased $444 million, or 9%, over the prior year quarter, primarily driven by growth in fixed index annuity and RILA deposits
•Core sources of income were flat versus the prior year quarter, with the negative impact of 2024 Federal Reserve rate actions partially offset by general account growth, asset optimization actions, and higher fee income
•APTOI decreased $96 million from the prior year quarter driven by lower spread income primarily driven by lower VII, as well as higher commissions and deferred acquisition cost (DAC) amortization associated with growth. Results were also impacted by the annual actuarial assumption update which included a $7 million unfavorable impact in the current year compared to an $18 million favorable impact in the prior year

FOR IMMEDIATE RELEASE
Group Retirement

	Three Months Ended September 30,
	2025	2024
Premiums and deposits	$1,762	$1,963
Total sources of income	$376	$377
Core sources of income	$353	$350
Spread income	$166	$176
Base spread income	$143	$149
Variable investment income	$23	$27
Fee income	$210	$201
Adjusted pre-tax operating income	$185	$188

•Premiums and deposits decreased $201 million, or 10%, from the prior year quarter, primarily driven by lower out-of-plan annuity deposits
•Core sources of income increased 1% over the prior year quarter, driven by growth in fee income
•APTOI decreased $3 million, or 2%, from the prior year quarter primarily driven by higher one-time expenses

Life Insurance

	Three Months Ended September 30,
	2025	2024
Premiums and deposits	$841	$856
Underwriting margin	$327	$392
Underwriting margin excluding variable investment income	$326	$387
Variable investment income	$1	$5
Adjusted pre-tax operating income	$25	$156

•Premiums and deposits decreased $15 million, or 2%, from the prior year quarter primarily due to impact of lower new business sales
•Underwriting margin excluding VII decreased 16% from the prior year quarter, largely due to a $62 million favorable reinsurance recapture in the prior year period
•APTOI decreased $131 million, or 84%, from the prior year quarter. Excluding VII, the annual actuarial assumption update, and the aforementioned recaptures, APTOI decreased 8% from the prior year quarter primarily due to higher one-time expenses

FOR IMMEDIATE RELEASE
Institutional Markets

	Three Months Ended September 30,
	2025	2024
Premiums and deposits	$4,165	$1,263
Total sources of income	$171	$173
Core sources of income	$133	$132
Spread income	$139	$133
Base spread income	$101	$93
Variable investment income	$38	$40
Fee income	$17	$15
Underwriting margin	$15	$25
Underwriting margin excluding variable investment income	$15	$24
Variable investment income	$—	$1
Adjusted pre-tax operating income	$134	$154

•Premiums and deposits increased $2.9 billion, or 230%, over the prior year quarter, primarily driven by new GIC issuances and new PRT transactions
•Total sources of income decreased 1% from the prior year quarter, primarily due to lower underwriting margin driven by the prior year impact from the favorable reinsurance recapture offset by higher spread income
•APTOI decreased $20 million, or 13%, from the prior year quarter, primarily due to lower underwriting margin. Excluding VII, aforementioned recaptures, and the annual actuarial assumption updates, APTOI increased 3% over the prior year quarter due to higher spread income

FOR IMMEDIATE RELEASE
Corporate and Other

	Three Months Ended September 30,
	2025	2024
Corporate expenses	$(33)	$(32)
Interest on financial debt	$(115)	$(110)
Asset management	$7	$39
Consolidated investment entities	$2	$(10)
Other	$(2)	$(11)
Adjusted pre-tax operating (loss)	$(141)	$(124)

•APTOI loss increased $17 million from the prior year quarter primarily due to higher interest expense and a one-time gain associated with the sale from a legacy investment in the prior year quarter

Conference call

Corebridge will host a conference call on Tuesday, November 4, 2025, at 10:00 a.m. EST to review these results. The call is open to the public and can be accessed via a live, listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #
About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $380 billion in assets under management and administration as of September 30, 2025, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn, YouTube and Instagram. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts

Investor Relations	Media Relations
Işıl Müderrisoğlu	Matt Burkhard
investorrelations@corebridgefinancial.com	media.contact@corebridgefinancial.com

# # #

FOR IMMEDIATE RELEASE
In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

Cautionary statement regarding forward-looking information

Certain statements in this press release and other publicly available documents may include statements of historical or present fact, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “is optimistic,” “targets,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge. There can be no assurance that future developments affecting Corebridge will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, including an increase in the likelihood of an economic slowdown or recession, changes in market conditions, trade disputes with other countries, including the effect of sanctions and trade restrictions, such as tariffs and trade barriers imposed by the U.S. government and any countermeasures by other governments in response to such tariffs, weakening in capital markets in the U.S and globally, volatility in equity markets, inflationary pressures, the rise of pressures on the commercial real estate market, uncertainty regarding the U.S. federal government shutdown and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Reinsurance Company Ltd. (“Fortitude Re”) and its performance of its obligations under these agreements;
•failure to complete all or any portion of the transactions with Corporate Solutions Life Reinsurance Company and Venerable Holdings, Inc.;
•our limited ability to access funds from our subsidiaries;
•our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness or our ability to obtain additional financing on favorable terms or at all;
•our ability to maintain sufficient eligible collateral to support business and funding strategies requiring collateralization;
•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength (“IFS”) ratings or credit ratings;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;

FOR IMMEDIATE RELEASE
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•the impact of risks associated with our arrangement with Blackstone ISG-I Advisors LLC (“Blackstone IM”), BlackRock Financial Management, Inc. (“BlackRock”) or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone IM;
•our inability to maintain the availability of critical technology systems and the confidentiality of our data, including challenges associated with a variety of privacy and information security laws;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence (“AI”), that may present new and intensified challenges to our business;
•catastrophes, including those associated with climate change and pandemics;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to protect our intellectual property;
•our ability to operate efficiently and compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our relationships with AIG, Nippon and Blackstone and conflicts of interests arising due to such relationships;
•the indemnification obligations we have to AIG;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our initial public offering (“IPO”) and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes caused by our separation from AIG;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire AIG Consolidated Tax Group for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our shareholders;
•challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming; and
•other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as our Quarterly Reports on Form 10-Q.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission (“SEC”).

FOR IMMEDIATE RELEASE

Non-GAAP financial measures

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income (loss) before income tax expense (benefit). These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RE RELATED ADJUSTMENTS:

The modified coinsurance (“modco”) reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, or those recognized as embedded derivatives at fair value, are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

FOR IMMEDIATE RELEASE
MARKET RISK BENEFIT ADJUSTMENTS (“MRBs”):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain GMWBs and/or GMDBs which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs are excluded from APTOI. MRBs related to the variable annuity business subject to the reinsurance agreements with Corporate Solutions Life Reinsurance Company (“CSLR”) are reported in the “Businesses exited through reinsurance” line item.

BUSINESSES EXITED THROUGH REINSURANCE:

Represents the results of businesses that have been or will be economically exited through reinsurance. This includes MRBs, along with changes in the fair value of derivatives used to hedge MRBs which are recorded through “Change in the fair value of MRBs, net.” The results of operations from these businesses have been excluded from APTOI as they are not indicative of our ongoing business operations.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•reclassifications of disproportionate tax effects from AOCI, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book

FOR IMMEDIATE RELEASE
Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, revenues from businesses exited through reinsurance, and income from non-operating litigation settlements (included in Other income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income. We believe that presenting net investment income on an APTOI basis is useful for gaining an understanding of the main drivers of investment income.

Operating Earnings per Common Share (“Operating EPS”) is derived by dividing AATOI by weighted average diluted shares.

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

Key operating metrics and key terms

Assets Under Management and Administration

•Assets Under Management (“AUM”) include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration (“AUA”) include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap ("SVW") contracts.
•Assets Under Management and Administration (“AUMA”) is the cumulative amount of AUM and AUA.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Core sources of income means the sum of base spread income, fee income and underwriting margin, excluding variable investment income, in our Individual Retirement, Group Retirement, Life Insurance and Institutional Markets segments.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

FOR IMMEDIATE RELEASE
Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of financial debt plus Adjusted Book Value plus non-redeemable noncontrolling interests.

Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income from make-whole payments on commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

FOR IMMEDIATE RELEASE
Reconciliations

The following table presents a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended September 30,	2025				2024
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income (loss)/net (loss), including noncontrolling interests	$(42)	$(179)	$—	$137	$(1,594)	$(407)	$—	$(1,187)
Noncontrolling interests	—	—	7	7	—	—	3	3
Pre-tax income (loss)/net income (loss) attributable to Corebridge	(42)	(179)	7	144	(1,594)	(407)	3	(1,184)
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(368)	(79)	—	(289)	(515)	(110)	—	(405)
Net realized (gains) losses on Fortitude Re funds withheld assets	10	2	—	8	(157)	(34)	—	(123)
Net realized losses on Fortitude Re funds withheld embedded derivative	670	145	—	525	1,509	324	—	1,185
Subtotal Fortitude Re related items	312	68	—	244	837	180	—	657
Other reconciling Items
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	80	—	(80)	—	(22)	—	22
Deferred income tax valuation allowance (releases) charges	—	86	—	(86)	—	91	—	(91)
Changes in fair value of market risk benefits, net	291	61	—	230	654	137	—	517
Changes in benefit reserves related to net realized (losses)	(3)	(1)	—	(2)	(2)	(1)	—	(1)
Net realized (gains) losses(1)	72	15	—	57	1,093	235	—	858
Restructuring and other costs	77	16	—	61	87	18	—	69
Non-recurring costs related to regulatory or accounting changes	—	—	—	—	1	—	—	1
Net loss on divestiture	—	—	—	—	1	—	—	1
Businesses exited through reinsurance	(60)	(12)	—	(48)	(159)	(34)	—	(125)
Noncontrolling interests	7	—	(7)	—	3	—	(3)	—
Subtotal Other non-Fortitude Re reconciling items	384	245	(7)	132	1,678	424	(3)	1,251
Total adjustments	696	313	(7)	376	2,515	604	(3)	1,908
Adjusted pre-tax operating income/Adjusted after-tax operating income attributable to Corebridge	$654	$134	$—	$520	$921	$197	$—	$724
(1)        Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended September 30, 2025
Premiums	$23	$3	$366	$1,547	$—	$—	$1,939
Policy fees	80	114	357	52	—	—	603
Net investment income	1,520	467	323	644	27	(1)	2,980
Net realized gains (losses)(1)	—	—	—	—	(5)	—	(5)
Advisory fee and other income	—	96	1	—	12	—	109
Total adjusted revenues	1,623	680	1,047	2,243	34	(1)	5,626
Policyholder benefits	31	3	726	1,821	—	—	2,581
Interest credited to policyholder account balances	881	304	79	257	—	—	1,521
Amortization of deferred policy acquisition costs	123	22	84	4	—	—	233
Non-deferrable insurance commissions	42	32	15	5	1	—	95
Advisory fee expenses	5	34	—	—	—	—	39
General operating expenses	90	100	118	22	54	(1)	383
Interest expense	—	—	—	—	137	(10)	127
Total benefits and expenses	1,172	495	1,022	2,109	192	(11)	4,979
Noncontrolling interests	—	—	—	—	7	—	7
Adjusted pre-tax operating income (loss)	$451	$185	$25	$134	$(151)	$10	$654

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended September 30, 2024
Premiums	$30	$5	$352	$208	$—	$—	$595
Policy fees	71	113	360	50	—	—	594
Net investment income	1,394	478	336	568	(5)	(4)	2,767
Net realized gains (losses)(1)	—	—	—	—	53	—	53
Advisory fee and other income	—	88	81	6	9	—	184
Total adjusted revenues	1,495	684	1,129	832	57	(4)	4,193
Policyholder benefits	12	9	687	435	—	—	1,143
Interest credited to policyholder account balances	720	305	84	215	—	—	1,324
Amortization of deferred policy acquisition costs	101	21	82	4	—	—	208
Non-deferrable insurance commissions	33	30	7	5	—	—	75
Advisory fee expenses	4	34	1	—	—	—	39
General operating expenses	78	97	112	19	54	(1)	359
Interest expense	—	—	—	—	132	(5)	127
Total benefits and expenses	948	496	973	678	186	(6)	3,275
Noncontrolling interests	—	—	—	—	3	—	3
Adjusted pre-tax operating income (loss)	$547	$188	$156	$154	$(126)	$2	$921
(1)        Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended September 30,
(in millions)	2025	2024
Individual Retirement
Spread income	$648	$684
Fee income	80	71
Total Individual Retirement	728	755
Group Retirement
Spread income	166	176
Fee income	210	201
Total Group Retirement	376	377
Life Insurance
Underwriting margin	327	392
Total Life Insurance	327	392
Institutional Markets
Spread income	139	133
Fee income	17	15
Underwriting margin	15	25
Total Institutional Markets	171	173
Total
Spread income	953	993
Fee income	307	287
Underwriting margin	342	417
Total	$1,602	$1,697

The following table presents Life Insurance underwriting margin:

	Three Months Ended September 30,
(in millions)	2025	2024
Premiums	$366	$352
Policy fees	357	360
Net investment income	323	336
Other income	1	81
Policyholder benefits	(726)	(687)
Interest credited to policyholder account balances	(79)	(84)
Less: Impact of annual actuarial assumption update	85	34
Underwriting margin	$327	$392

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended September 30,
(in millions)	2025	2024
Premiums	$1,555	$217
Net investment income	609	531
Policyholder benefits	(1,806)	(418)
Interest credited to policyholder account balances	(229)	(187)
Less: Impact of annual actuarial assumption update	10	(10)
Spread income(1)	$139	$133
SVW fees	17	15
Fee income	$17	$15
Premiums	(8)	(9)
Policy fees (excluding SVW)	35	35
Net investment income	35	37
Other income	—	6
Policyholder benefits	(15)	(17)
Interest credited to policyholder account balances	(28)	(28)
Less: Impact of annual actuarial assumption update	(4)	1
Underwriting margin(2)	$15	$25
(1)        Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including corporate- and bank-owned life insurance, private placement variable universal life insurance and private placement variable annuity products

FOR IMMEDIATE RELEASE
The following table presents Operating EPS:

	Three Months Ended September 30,
(in millions, except per common share data)	2025	2024
GAAP Basis
Numerator for EPS
Net income (loss)	$137	$(1,187)
Less: Net income (loss) attributable to noncontrolling interests	(7)	(3)
Net income (loss) attributable to Corebridge common shareholders	$144	$(1,184)

Denominator for EPS
Weighted average common shares outstanding - basic(1)	539.1	587.1
Dilutive common shares(2)	1.5	—
Weighted average common shares outstanding - diluted	540.6	587.1

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$0.27	$(2.02)
Common stock - diluted	$0.27	$(2.02)

Operating Basis
Adjusted after-tax operating income attributable to Corebridge common shareholders	$520	$724
Weighted average common shares outstanding - diluted	540.6	588.3
Operating earnings per common share	$0.96	$1.23

Common Shares Outstanding
Common shares outstanding, beginning of period	543.2	600.3
Share repurchases	(11.1)	(25.9)
Newly issued shares	—	—
Common shares outstanding, end of period	532.1	574.4
(1)        Includes vested shares under our share-based employee compensation plans
(2)    Potential dilutive common shares include our share-based employee compensation plans

The following table presents the reconciliation of Adjusted Book Value:

At Period End	September 30, 2025	June 30, 2025	September 30, 2024
(in millions, except per share data)
Total Corebridge shareholders' equity (a)	$13,542	$12,302	$13,608
Less: Accumulated other comprehensive income (AOCI)	(9,028)	(10,633)	(9,884)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,334)	(2,587)	(2,058)
Total adjusted book value (b)	$20,236	$20,348	$21,434
Total common shares outstanding (c)(1)	532.1	543.2	574.4
Book value per common share (a/c)	$25.45	$22.65	$23.69
Adjusted book value per common share (b/c)	$38.03	$37.46	$37.32
(1)        Total common shares outstanding are presented net of treasury stock

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended September 30,
(in millions, unless otherwise noted)	2025	2024
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$576	$(4,736)
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,080	2,896
Average Corebridge Shareholders’ equity (c)	12,922	12,302
Less: Average AOCI	(9,831)	(12,196)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,461)	(2,390)
Average Adjusted Book Value (d)	$20,292	$22,108

Return on Average Equity (a/c)	4.5%	(38.5)%
Adjusted ROAE (b/d)	10.3%	13.1%

The following table presents the reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended September 30,
(in millions)	2025	2024
Net investment income (net income basis)	$3,320	$3,296
Net investment (income) on Fortitude Re funds withheld assets	(368)	(515)
Net investment (income) related to businesses exited through reinsurance	(35)	(80)
Other adjustments	(14)	(6)
Derivative income recorded in net realized gains (losses)	77	72
Total adjustments	(340)	(529)
Net investment income (APTOI basis)	$2,980	$2,767

FOR IMMEDIATE RELEASE
The following table presents notable items and alternative investment returns versus long-term return expectations:

	Three Months Ended September 30,
(in millions)	2025	2024
Individual Retirement:
Alternative investments returns versus long-term return expectations	$(38)	$(12)
Annual actuarial assumption review	(7)	18
Total adjustments	$(45)	$6

Group Retirement:
Alternative investments returns versus long-term return expectations	$(15)	$3
Annual actuarial assumption review	—	(1)
Total adjustments	$(15)	$2

Life Insurance:
Alternative investments returns versus long-term return expectations	$(8)	$(3)
Annual actuarial assumption review	(85)	(29)
Reinsurance	—	62
Total adjustments	$(93)	$30

Institutional Markets:
Alternative investments returns versus long-term return expectations	$(13)	$(6)
Annual actuarial assumption review	(6)	9
Reinsurance	—	5
Total adjustments	$(19)	$8

Total Corebridge:
Alternative investments returns versus long-term return expectations	$(74)	$(18)
Annual actuarial assumption review	(98)	(3)
Reinsurance	—	67
Corporate & other	—	32
Total adjustments	$(172)	$78
Discrete tax items - income tax (expense) benefit	$—	$(10)

FOR IMMEDIATE RELEASE
The following table presents premiums and deposits:

	Three Months Ended September 30,
(in millions)	2025	2024
Individual Retirement
Premiums	$23	$30
Deposits	5,501	5,051
Other(1)	(2)	(3)
Premiums and deposits	$5,522	$5,078
Group Retirement
Premiums	$3	$5
Deposits	1,759	1,958
Premiums and deposits(2)(3)	$1,762	$1,963
Life Insurance
Premiums	$366	$352
Deposits	378	386
Other(1)	97	118
Premiums and deposits	$841	$856
Institutional Markets
Premiums	$1,547	$208
Deposits	2,605	1,045
Other(1)	13	10
Premiums and deposits	$4,165	$1,263
Total
Premiums	$1,939	$595
Deposits	10,243	8,440
Other(1)	108	125
Premiums and deposits	$12,290	$9,160
(1)        Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes inflows related to in-plan mutual funds of $712 million and $770 million for the three months ended September 30, 2025 and September 30, 2024, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $816 million and $761 million for the three months ended September 30, 2025 and September 30, 2024, respectively